                                                               Exhibit 10.51(c)

                             [WORLDCOM LETTERHEAD]


                                                        December 27, 1996

Mr. Robert Diener
USTel
31 Sea Colony Drive
Santa Monica, CA 90405

Mr. Robert Diener:

Thank you for your call of December 27, 1996. Please let me confirm our discussion of today that you agree with the following terms and conditions required by WorldCom in order to extend the defaulted Promissory Note Agreement of September 10, 1996. USTel and Consortium 2000 must agree to the following:

1. To grant WorldCom a secured position in all assets of Consortium 2000 Inc. by the filing of a UCC-1 and to grant WorldCom a Cross Corporate guarantee from Consortium 2000 guaranteeing any and all obligations of USTel to WorldCom.

2. To make payment in full of the 10/1/96, 11/1/96, and 12/1/96 invoices in the amount of $2,491,720.56 on or before December 31, 1996. (This amount must be sent via overnight mail on December 30 and be in my hands on December 31).

3. WorldCom will extend the existing Promissory Note Agreement of $3,956,781.99, which includes secured interest from November 10, 1996 to December 27, 1996, until February 28, 1997 with interest of 18% and a balloon amount due of 4,177,334.01 on or before February 28, 1997.


Please acknowledge your agreement to these terms and conditions below, and upon receipt of your acknowledgement of these terms, I will send the necessary paperwork for your execution.


Sincerely yours,


/s/ KIRK BARTGIS
--------------------------------
Kirk Bartgis
Credit Operations


AGREED AND ACCEPTED THIS 27TH DAY OF DECEMBER 1996 BY:


/s/ ROBERT DIENER
--------------------------------
Robert Diener, President and CEO

CC:  Bob Vetera
     Mitch Lindner
     Bob Brejcha